Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2021 EARNINGS

News Summary:

•	Cisco ended fiscal 2021 strong with Q4 performance of $13.1 billion in revenue (up 8% year over year) and fiscal year revenue of $49.8 billion

•	Double digit order growth across all customer markets and geographies, including product order growth of 31% - strongest year-over-year growth in over a decade

•

Continued momentum in transforming our business delivering more software and subscriptions - achieved $4 billion in software revenue in Q4 (an increase of 6% with subscription revenue up 9% year over year) and $15 billion for the year (an increase of 7% with subscription revenue up 15% year over year)

•	Q4 Results:

•	Revenue: $13.1 billion

•	Increase of 8% year over year

•	Earnings per Share: GAAP: $0.71; Non-GAAP: $0.84

•	GAAP EPS increased 15% year over year

•	Non-GAAP EPS increased 5% year over year

•	FY 2021 Results:

•	Revenue: $49.8 billion

•	Increase of 1% year over year

•	Earnings per Share: GAAP: $2.50; Non-GAAP: $3.22

•	GAAP EPS decreased 5% year over year

•	Non-GAAP EPS was flat year over year

•	Q1 Guidance:

•	Revenue: 7.5% to 9.5% growth year over year

•	Earnings per Share: GAAP: $0.61 to $0.66; Non-GAAP: $0.79 to $0.81

•	FY 2022 Guidance:

•	Revenue: 5% to 7% growth year over year

•	Earnings per Share: GAAP: $2.72 to $2.84; Non-GAAP: $3.38 to $3.45

SAN JOSE, Calif. — August 18, 2021 — Cisco today reported fourth quarter and fiscal year results for the period ended July 31, 2021. Cisco reported fourth quarter revenue of $13.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.0 billion or $0.71 per share, and non-GAAP net income of $3.6 billion or $0.84 per share.

“We continue to see great momentum in our business as customers are looking to modernize their organizations for agility and resiliency,” said Chuck Robbins, Chair and CEO of Cisco. “The demand for Cisco technology is strong with our Q4 performance marking the highest product order growth in over a decade. With the power of our portfolio, we are well positioned to help our customers accelerate their digital transformation and thrive in a hybrid world.”

“We executed exceptionally well delivering strong results across revenue, non-GAAP net income, non-GAAP EPS and record operating cash flow,” said Scott Herren, CFO of Cisco. “Our performance reflects the impact of our investments in high growth opportunities resulting in our strong product order growth. As we continue to drive our business model transformation to more recurring revenue, we now have built up over $30 billion in remaining performance obligations.”

Q4 GAAP Results

	Q4 FY 2021	Q4 FY 2020	Vs. Q4 FY 2020
Revenue	$13.1 billion	$12.2 billion	8%
Net Income	$3.0 billion	$2.6 billion	14%
Diluted Earnings per Share (EPS)	$0.71	$0.62	15%

Q4 Non-GAAP Results

	Q4 FY 2021	Q4 FY 2020	Vs. Q4 FY 2020
Net Income	$3.6 billion	$3.4 billion	5%
EPS	$0.84	$0.80	5%

Fiscal Year GAAP Results

	FY 2021	FY 2020	Vs. FY 2020
Revenue	$49.8 billion	$49.3 billion	1%
Net Income	$10.6 billion	$11.2 billion	(6)%
EPS	$2.50	$2.64	(5)%

Fiscal Year Non-GAAP Results

	FY 2021	FY 2020	Vs. FY 2020
Net Income	$13.6 billion	$13.7 billion	—%
EPS	$3.22	$3.21	—%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2021 Highlights

Revenue — Total revenue was $13.1 billion, up 8%, with product revenue up 10% and service revenue up 3%. Revenue by geographic segment was: Americas up 8%, EMEA up 6%, and APJC up 13%. Product revenue was led by growth in Infrastructure Platforms, up 13% and Security, up 1%. Applications was down 1%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.6%, 62.7%, and 66.2%, respectively, as compared with 63.2%, 61.2%, and 68.7%, respectively, in the fourth quarter of fiscal 2020.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.6%, 65.0%, and 67.4%, respectively, as compared with 65.0%, 63.2%, and 69.8%, respectively, in the fourth quarter of fiscal 2020.

Total gross margins by geographic segment were: 66.2% for the Americas, 65.0% for EMEA and 64.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.8 billion, up 8%, and were 36.3% of revenue. Non-GAAP operating expenses were $4.2 billion, up 8%, and were 32.1% of revenue.

Operating Income — GAAP operating income was $3.6 billion, up 10%, with GAAP operating margin of 27.2%. Non-GAAP operating income was $4.4 billion, up 10%, with non-GAAP operating margin at 33.5%.

Provision for Income Taxes — The GAAP tax provision rate was 19.4%. The non-GAAP tax provision rate was 19.3%.

Net Income and EPS — On a GAAP basis, net income was $3.0 billion, an increase of 14%, and EPS was $0.71, an increase of 15%. On a non-GAAP basis, net income was $3.6 billion, an increase of 5%, and EPS was $0.84, an increase of 5%.

Cash Flow from Operating Activities — $4.5 billion for the fourth quarter of fiscal 2021, an increase of 18% compared with $3.8 billion for the fourth quarter of fiscal 2020.

FY 2021 Highlights

Revenue — Total revenue was $49.8 billion, an increase of 1%.

Net Income and EPS — On a GAAP basis, net income was $10.6 billion, a decrease of 6%, and EPS was $2.50, a decrease of 5%. On a non-GAAP basis, net income was $13.6 billion, flat compared to fiscal 2020, and EPS was flat at $3.22.

Cash Flow from Operating Activities — $15.5 billion for fiscal 2021, flat compared with fiscal 2020.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $24.5 billion at the end of the fourth quarter of fiscal 2021, compared with $23.6 billion at the end of the third quarter of fiscal 2021, and compared with $29.4 billion at the end of fiscal 2020.

Remaining Performance Obligations — $30.9 billion, up 9% in total. Product remaining performance obligations were up 18% and service remaining performance obligations were up 3%.

Deferred Revenue — $22.2 billion, up 8% in total, with deferred product revenue up 19%. Deferred service revenue was up 2%.

Capital Allocation — In the fourth quarter of fiscal 2021, we returned $2.4 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.37 per common share, or $1.6 billion, and repurchased approximately 15 million shares of common stock under our stock repurchase program at an average price of $53.30 per share for an aggregate purchase price of $791 million. The remaining authorized amount for stock repurchases under the program is $7.9 billion with no termination date.

Acquisitions

In the fourth quarter of fiscal 2021, we closed the following acquisitions:

•	Slido s.r.o., a privately held company that provides an audience interaction platform.

•	Sedonasys Systems Ltd., a privately held company which offers products that enable multi-vendor, multi-domain automation, and software-defined networking.

•

Kenna Security, Inc., a privately held cybersecurity company that provides risk-based vulnerability management technology which enables organizations to work cross-functionally to rapidly identify, prioritize and remediate cyber risks.

•	Involvio LLC, a privately held company that offers a suite of education-focused products that help colleges and universities improve student experience, engagement, and retention.

•	Socio Labs, Inc., a privately held company that offers a modern event technology platform designed to power the hybrid events of the future.

Guidance

Cisco expects to achieve the following results for the first quarter of fiscal 2022:

Q1 FY 2022
Revenue	7.5% to 9.5% growth Y/Y
Non-GAAP gross margin rate	63.5% - 64.5%
Non-GAAP operating margin rate	31.5% - 32.5%
Non-GAAP EPS	$0.79 - $0.81

Cisco estimates that GAAP EPS will be $0.61 to $0.66 for the first quarter of fiscal 2022.

Cisco expects to achieve the following results for fiscal 2022:

FY 2022
Revenue	5% to 7% growth Y/Y
Non-GAAP EPS	$3.38 - $3.45

Cisco estimates that GAAP EPS will be $2.72 to $2.84 for fiscal 2022.

Our Q1 FY 2022 and FY 2022 guidance assumes an effective tax provision rate of 19% for GAAP and non-GAAP results.

A reconciliation between the Guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2021 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 18, 2021 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 18, 2021 to 4:00 p.m. Pacific Time, August 25, 2021 at 1-800-388-4923 (United States) or 1-203-369-3800 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 18, 2021. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
REVENUE:
Product	$9,716	$8,832	$36,014	$35,978
Service	3,410	3,322	13,804	13,323

Total revenue	13,126	12,154	49,818	49,301

COST OF SALES:
Product	3,628	3,429	13,300	13,199
Service	1,154	1,041	4,624	4,419

Total cost of sales	4,782	4,470	17,924	17,618

GROSS MARGIN	8,344	7,684	31,894	31,683
OPERATING EXPENSES:
Research and development	1,713	1,565	6,549	6,347
Sales and marketing	2,448	2,218	9,259	9,169
General and administrative	521	494	2,152	1,925
Amortization of purchased intangible assets	79	33	215	141
Restructuring and other charges	8	127	886	481

Total operating expenses	4,769	4,437	19,061	18,063

OPERATING INCOME	3,575	3,247	12,833	13,620
Interest income	130	187	618	920
Interest expense	(98)	(119)	(434)	(585)
Other income (loss), net	128	(9)	245	15

Interest and other income (loss), net	160	59	429	350

INCOME BEFORE PROVISION FOR INCOME TAXES	3,735	3,306	13,262	13,970
Provision for income taxes	726	670	2,671	2,756

NET INCOME	$3,009	$2,636	$10,591	$11,214

Net income per share:
Basic	$0.71	$0.62	$2.51	$2.65

Diluted	$0.71	$0.62	$2.50	$2.64

Shares used in per-share calculation:
Basic	4,216	4,227	4,222	4,236

Diluted	4,238	4,244	4,236	4,254

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 31, 2021
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,731	8%	$29,161	—%
EMEA	3,297	6%	12,951	2%
APJC	2,098	13%	7,706	5%

Total	$13,126	8%	$49,818	1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 31, 2021
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	66.2%	66.9%
EMEA	65.0%	65.4%
APJC	64.4%	64.2%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 31, 2021
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$7,546	13%	$27,109	—%
Applications	1,344	(1)%	5,504	(1)%
Security	823	1%	3,382	7%
Other Products	4	(42)%	19	(43)%

Total Product	9,716	10%	36,014	—%
Services	3,410	3%	13,804	4%

Total	$13,126	8%	$49,818	1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 31, 2021	July 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$9,175	$11,809
Investments	15,343	17,610
Accounts receivable, net of allowance for doubtful accounts of $109 at July 31, 2021 and $143 at July 25, 2020	5,766	5,472
Inventories	1,559	1,282
Financing receivables, net	4,380	5,051
Other current assets	2,889	2,349

Total current assets	39,112	43,573
Property and equipment, net	2,338	2,453
Financing receivables, net	4,884	5,714
Goodwill	38,168	33,806
Purchased intangible assets, net	3,619	1,576
Deferred tax assets	4,360	3,990
Other assets	5,016	3,741

TOTAL ASSETS	$97,497	$94,853

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,508	$3,005
Accounts payable	2,362	2,218
Income taxes payable	801	839
Accrued compensation	3,818	3,122
Deferred revenue	12,148	11,406
Other current liabilities	4,620	4,741

Total current liabilities	26,257	25,331
Long-term debt	9,018	11,578
Income taxes payable	8,538	8,837
Deferred revenue	10,016	9,040
Other long-term liabilities	2,393	2,147

Total liabilities	56,222	56,933
Total equity	41,275	37,920

TOTAL LIABILITIES AND EQUITY	$97,497	$94,853

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 31, 2021	July 25, 2020
Cash flows from operating activities:
Net income	$10,591	$11,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,862	1,808
Share-based compensation expense	1,761	1,569
Provision (benefit) for receivables	(6)	93
Deferred income taxes	(384)	(38)
(Gains) losses on divestitures, investments and other, net	(354)	(138)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(107)	(107)
Inventories	(244)	84
Financing receivables	1,577	(797)
Other assets	(797)	96
Accounts payable	(53)	141
Income taxes, net	(549)	(322)
Accrued compensation	643	(78)
Deferred revenue	1,560	2,011
Other liabilities	(46)	(110)

Net cash provided by operating activities	15,454	15,426

Cash flows from investing activities:
Purchases of investments	(9,328)	(9,212)
Proceeds from sales of investments	3,373	5,631
Proceeds from maturities of investments	8,409	7,975
Acquisitions, net of cash and cash equivalents acquired and divestitures	(7,038)	(327)
Purchases of investments in privately held companies	(175)	(190)
Return of investments in privately held companies	194	224
Acquisition of property and equipment	(692)	(770)
Proceeds from sales of property and equipment	28	179
Other	(56)	(10)

Net cash (used in) provided by investing activities	(5,285)	3,500

Cash flows from financing activities:
Issuances of common stock	643	655
Repurchases of common stock - repurchase program	(2,877)	(2,659)
Shares repurchased for tax withholdings on vesting of restricted stock units	(636)	(727)
Short-term borrowings, original maturities of 90 days or less, net	(5)	(3,470)
Repayments of debt	(3,000)	(6,720)
Dividends paid	(6,163)	(6,016)
Other	(1)	51

Net cash used in financing activities	(12,039)	(18,886)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,870)	40
Cash, cash equivalents, and restricted cash, beginning of fiscal year	11,812	11,772

Cash, cash equivalents, and restricted cash, end of fiscal year	$9,942	$11,812

Supplemental cash flow information:
Cash paid for interest	$438	$603
Cash paid for income taxes, net	$3,604	$3,116

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 31, 2021		May 1, 2021		July 25, 2020
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$13,270	18%	$11,903	15%	$11,261	17%
Service	17,623	3%	16,235	7%	17,093	9%

Total	$30,893	9%	$28,138	10%	$28,354	12%

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 31, 2021	May 1, 2021	July 25, 2020
Deferred revenue:
Product	$9,416	$8,698	$7,895
Service	12,748	12,191	12,551

Total	$22,164	$20,889	$20,446

Reported as:
Current	$12,148	$11,492	$11,406
Noncurrent	10,016	9,397	9,040

Total	$22,164	$20,889	$20,446

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2021
July 31, 2021	$0.37	$1,562	15	$53.30	$791	$2,353
May 1, 2021	$0.37	$1,560	10	$48.71	$510	$2,070
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320
Fiscal 2020
July 25, 2020	$0.36	$1,525	—	$—	$—	$1,525
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
GAAP net income	$3,009	$2,636	$10,591	$11,214
Adjustments to cost of sales:
Share-based compensation expense	67	61	275	237
Amortization of acquisition-related intangible assets	199	157	698	611
Acquisition-related/divestiture costs	1	—	4	3
Legal and indemnification settlements/charges	—	—	43	4

Total adjustments to GAAP cost of sales	267	218	1,020	855

Adjustments to operating expenses:
Share-based compensation expense	357	332	1,460	1,307
Amortization of acquisition-related intangible assets	79	33	215	141
Acquisition-related/divestiture costs	109	55	288	246
Significant asset impairments and restructurings	8	127	886	481

Total adjustments to GAAP operating expenses	553	547	2,849	2,175

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	—	—	4	—
(Gains) and losses on equity investments	(154)	2	(285)	(97)

Total adjustments to GAAP interest and other income (loss), net	(154)	2	(281)	(97)

Total adjustments to GAAP income before provision for income taxes	666	767	3,588	2,933

Income tax effect of non-GAAP adjustments	(199)	(175)	(702)	(722)
Significant tax matters	76	166	159	233

Total adjustments to GAAP provision for income taxes	(123)	(9)	(543)	(489)

Non-GAAP net income	$3,552	$3,394	$13,636	$13,658

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
GAAP EPS	$0.71	$0.62	$2.50	$2.64
Adjustments to GAAP:
Share-based compensation expense	0.10	0.09	0.41	0.36
Amortization of acquisition-related intangible assets	0.07	0.04	0.22	0.18
Acquisition-related/divestiture costs	0.03	0.01	0.07	0.06
Legal and indemnification settlements/charges	—	—	0.01	—
Significant asset impairments and restructurings	—	0.03	0.21	0.11
(Gains) and losses on equity investments	(0.04)	—	(0.07)	(0.02)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.17)	(0.17)
Significant tax matters	0.02	0.04	0.04	0.05

Non-GAAP EPS	$0.84	$0.80	$3.22	$3.21

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 31, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$6,088	$2,256	$8,344	$4,769	8%	$3,575	10%	$160	$3,009	14%
% of revenue	62.7%	66.2%	63.6%	36.3%		27.2%		1.2%	22.9%
Adjustments to GAAP amounts:
Share-based compensation expense	24	43	67	357		424		—	424
Amortization of acquisition-related intangible assets	199	—	199	79		278		—	278
Acquisition/divestiture-related costs	1	—	1	109		110		—	110
Significant asset impairments and restructurings	—	—	—	8		8		—	8
(Gains) and losses on equity investments	—	—	—	—		—		(154)	(154)
Income tax effect/significant tax matters	—	—	—	—		—		—	(123)

Non-GAAP amount	$6,312	$2,299	$8,611	$4,216	8%	$4,395	10%	$6	$3,552	5%

% of revenue	65.0%	67.4%	65.6%	32.1%		33.5%		—%	27.1%

	Three Months Ended
	July 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,403	$2,281	$7,684	$4,437	$3,247	$59	$2,636
% of revenue	61.2%	68.7%	63.2%	36.5%	26.7%	0.5%	21.7%
Adjustments to GAAP amounts:
Share-based compensation expense	24	37	61	332	393	—	393
Amortization of acquisition-related intangible assets	157	—	157	33	190	—	190
Acquisition/divestiture-related costs	—	—	—	55	55	—	55
Significant asset impairments and restructurings	—	—	—	127	127	—	127
(Gains) and losses on equity investments	—	—	—	—	—	2	2
Income tax effect/significant tax matters	—	—	—	—	—	—	(9)

Non-GAAP amount	$5,584	$2,318	$7,902	$3,890	$4,012	$61	$3,394

% of revenue	63.2%	69.8%	65.0%	32.0%	33.0%	0.5%	27.9%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 31, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$22,714	$9,180	$31,894	$19,061	6%	$12,833	(6)%	$429	$10,591	(6)%
% of revenue	63.1%	66.5%	64.0%	38.3%		25.8%		0.9%	21.3%
Adjustments to GAAP amounts:
Share-based compensation expense	99	176	275	1,460		1,735		—	1,735
Amortization of acquisition-related intangible assets	698	—	698	215		913		—	913
Acquisition/divestiture-related costs	3	1	4	288		292		4	296
Legal and indemnification settlements/charges	43	—	43	—		43		—	43
Significant asset impairments and restructurings	—	—	—	886		886		—	886
(Gains) and losses on equity investments	—	—	—	—		—		(285)	(285)
Income tax effect/significant tax matters	—	—	—	—		—		—	(543)

Non-GAAP amount	$23,557	$9,357	$32,914	$16,212	2%	$16,702	—%	$148	$13,636	—%

% of revenue	65.4%	67.8%	66.1%	32.5%		33.5%		0.3%	27.4%

	Fiscal Year Ended
	July 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$22,779	$8,904	$31,683	$18,063	$13,620	$350	$11,214
% of revenue	63.3%	66.8%	64.3%	36.6%	27.6%	0.7%	22.7%
Adjustments to GAAP amounts:
Share-based compensation expense	93	144	237	1,307	1,544	—	1,544
Amortization of acquisition-related intangible assets	611	—	611	141	752	—	752
Acquisition/divestiture-related costs	—	3	3	246	249	—	249
Legal and indemnification settlements	4	—	4	—	4	—	4
Significant asset impairments and restructurings	—	—	—	481	481	—	481
(Gains) and losses on equity investments	—	—	—	—	—	(97)	(97)
Income tax effect/significant tax matters	—	—	—	—	—	—	(489)

Non-GAAP amount	$23,487	$9,051	$32,538	$15,888	$16,650	$253	$13,658

% of revenue	65.3%	67.9%	66.0%	32.2%	33.8%	0.5%	27.7%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
GAAP effective tax rate	19.4%	20.3%	20.1%	19.7%
Total adjustments to GAAP provision for income taxes	(0.1)%	(3.6)%	(1.0)%	(0.5)%

Non-GAAP effective tax rate	19.3%	16.7%	19.1%	19.2%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2022	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	61.5% - 62.5%	25% - 26%	$0.61 - $0.66
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	$0.08 - $0.09
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	3.0%	$0.07 - $0.08
Significant asset impairments and restructurings	—	—	$0.00 - $0.01

Non-GAAP	63.5% - 64.5%	31.5% - 32.5%	$0.79 - $0.81

FY 2022	Earnings per Share (1)
GAAP	$2.72 - $2.84
Estimated adjustments for:
Share-based compensation expense	$0.35 - $0.37
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.26 - $0.28
Significant asset impairments and restructurings	$0.00 - $0.01

Non-GAAP	$3.38 - $3.45

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the continued momentum in our business, the demand for our technology, our ability to help the acceleration of our customers’ digital transformation, and the continuation of our business model transformation to more recurring revenue) and the future financial performance of Cisco (including the guidance for Q1 FY 2022 and full year FY 2022) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic and related public health measures; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in infrastructure platforms and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 25, 2021, and September 3, 2020, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 31, 2021 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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